As filed with the Securities and Exchange Commission on October 4, 1999
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------
                                  FARR COMPANY
             (Exact name of registrant as specified in its charter)
                             ----------------------

          Delaware                                          95-1288401
(State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                        Identification No.)
                             ----------------------

                                 2201 Park Place
                          El Segundo, California 90245
                                 (310) 727-6300
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

          The 1993 Stock Option Plan For Key Employees of Farr Company
                            (Full title of the plan)
                            ------------------------

                                 STEPHEN E. PEGG
          Senior Vice President, Secretary and Chief Financial Officer
                                  FARR COMPANY
                                 2201 Park Place
                          El Segundo, California 90245
                                 (310) 727-6300
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------

                                 With a copy to:
                           ROBERT K. MONTGOMERY, ESQ.
                           Gibson, Dunn & Crutcher LLP
                             2029 Century Park East
                          Los Angeles, California 90067
                                 (310) 552-8500
                           -------------------------

                         CALCULATION OF REGISTRATION FEE
========================= ================= ======================= ===================== ===================
                                               Proposed Maximum      Proposed Maximum
    Title of Securities       Amount to       Offering Price Per         Aggregate             Amount of
     to be Registered       be Registered         Share (1)          Offering Price (1)     Registration Fee
------------------------- ----------------- ----------------------- --------------------- -------------------
Common Stock, par value
  $0.10 per share               312,500        $9.1565 per share         $2,861,406               $795.47
========================= ================= ======================= ===================== ===================

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share of the 312,500 shares is based upon the average of the high and low price for the Common Stock on the Nasdaq National Market on September 24, 1999, which was $9.1565 per share.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Registration of Additional Securities

          By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 8, 1993, Registration File No. 33-71400 (the "Initial Registration Statement"), Farr Company, a Delaware corporation (the "Company"), previously registered 200,000 shares of the Common Stock, par value $.10 per share (the "Common Stock"), of the Company reserved for issuance from time to time in connection with The 1993 Stock Option Plan for Key Employees of Farr Company (the "Plan"). In May 1995, the stockholders of the Company approved an amendment to the Plan which increased the number of shares reserved for issuance from time to time under the Plan from 200,000 shares to 350,000 shares. By a subsequent Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 17, 1995, Registration File No. 33-64387 (the "Second Registration Statement"), the Company registered an additional 150,000 shares of Common Stock reserved for issuance from time to time in connection with the Plan. Since the date of the Second Registration Statement, the Company has declared and paid two three-for-two stock dividends which have resulted in 787,500 shares of Common Stock being reserved for issuance under the Plan.

          The Plan has again been amended and the number of shares of Common Stock issuable thereunder has been increased to 1,100,000. Under this Registration Statement, the Company is registering the additional 312,500 shares of the Common Stock issuable under the Plan. The contents of the Initial Registration Statement and the Second Registration Statement are incorporated by reference herein. Pursuant to Instruction E to Form S-8, all other information otherwise required to be filed in this Registration Statement is not required to be filed in this Registration Statement.

Item 8. Exhibits

         5.1    Opinion of Gibson, Dunn & Crutcher LLP

         23.1   Consent of Arthur Andersen LLP

         24.1   Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

         25.1 Power of Attorney (incorporated in the signature page to the Registration Statement)

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 15th day of September, 1999.

                                       FARR COMPANY


                                       By: /s/ Stephen E. Pegg
                                               Stephen E. Pegg
                                               Senior Vice President, Secretary
                                                 and Chief Financial Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Johnston and Stephen E. Pegg his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

      Signature                            Title                                 Date

/s/ John C. Johnston        Director, President and Chief Executive         September 15, 1999
-------------------------     Officer (Principal Executive Officer)
    John C. Johnston

/s/ Stephen E. Pegg         Senior Vice President, Secretary and Chief      September 15, 1999
-------------------------     Financial Officer (Principal Financial
    Stephen E. Pegg           and Accounting Officer)

/s/ H. Jack Meany           Chairman of the Board of Directors              September 15, 1999
-------------------------
    H. Jack Meany

/s/ Robert G. Batinovich    Director                                        September 15, 1999
-------------------------
    Robert G. Batinovich

/s/ Richard P. Bermingham   Director                                        September 15, 1999
-------------------------
    Richard P. Bermingham

/s/ Denis R. Brown, Jr.     Director                                        September 15, 1999
-------------------------
    Denis R. Brown, Jr.

                            Director                                        September __, 1999
-------------------------
    A. Frederick Gerstell

/s/ John J. Kimes           Director                                        September 15, 1999
-------------------------
    John J. Kimes

/s/ John A. Sullivan        Director                                        September 15, 1999
-------------------------
    John A. Sullivan

                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

                               September 30, 1999


(310) 552-8500                                                      C30565-00001

Farr Company
2201 Park Place
El Segundo, California  90245

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as special counsel to Farr Company, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 312,500 shares of Common Stock, par value $.10 per share (the "Shares"), of the Company which have been reserved for issuance from time to time pursuant to awards granted and to be granted pursuant to The 1993 Stock Option Plan for Key Employees of Farr Company (the "Plan").

          We are familiar with the corporate actions taken and to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

          We have examined, among other things, the Company's Certificate of Incorporation and Bylaws, the Plan and related agreements, and records of corporate proceedings and other actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards granted under the Plan. Based on the foregoing and in reliance thereon, it is our opinion that the Shares, when issued pursuant to awards granted and exercised in accordance with the provisions of the Plan and related agreements, will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                       Very truly yours,



                                       /s/ GIBSON, DUNN & CRUTCHER LLP

                                                                    EXHIBIT 23.1


                    Consent of Independent Public Accountants


          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 1999, included or incorporated by reference in the Farr Company Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.


                                       /s/ ARTHUR ANDERSEN LLP

Los Angeles, California
September 30, 1999